Exhibit 99.4

July 17, 2009

Dear Shareholder,

We are pleased to announce a planned merger of 1st Pacific Bank of California and First Business Bank, N.A., subject to regulatory and shareholder approval.  We expect to close the transaction in the fourth quarter of 2009.

The combined institution will operate as 1st Pacific Bank of California, retaining and enhancing the 1st Pacific brand and name.  The First Business Bank offices in Carlsbad, Del Mar Heights and Ramona will be soon become a part of the 1st Pacific Bank family.  This merger has many benefits, including:

•                  Capital Injection:  This transaction will inject capital into 1st Pacific Bank of California, creating a well-capitalized financial institution focused on the safety and soundness of the Bank.

•                  Long Term Vision:   Nathan L. Rogge will lead the Bank as its President and Chief Executive Officer.  The Board of Directors will include the six current directors of First Business Bank and two directors of 1st Pacific Bank.  This executive management team has a long-term vision for 1st Pacific Bank that will enhance the benefits for clients, shareholders and employees.

•                  High Performing Business Bank in Southern California:  The goal of this partnership is to create a high performing business bank in San Diego County.  We are confident that the relationships that  both institutions have established over the years will guide the Bank into a position of strength and performance in the future.

•                  Respected Community Leader and Experienced Staff:  The experienced and talented combined staff has extensive knowledge of the local business banking community and will continue to enhance the Bank’s reputation as a respected leader in San Diego County.

We will continue to keep you updated of the progress of the merger which again, we anticipate will close at the end of the fourth quarter of 2009.  You will receive a prospectus detailing the terms of the merger prior our Annual Shareholders’ Meeting which is tentatively scheduled for late fourth quarter 2009.  Please call me directly if you have any questions regarding the merger at (858) 875-2005.

Sincerely,

/s/ Ronald J. Carlson
Ronald J. Carlson
Chairman of the Board, President and Chief Executive Officer
1st Pacific Bancorp

1st Pacific Bancorp

9333 Genesee Avenue, Suite 300, San Diego, California  92121     (858) 875-2000

Forward-Looking Statements

This letter may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and, accordingly, the cautionary statements contained in 1st Pacific Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the ability to efficiently incorporate acquisitions into current operations; the ability of the two institutions to increase their customer bases; the effect of regulatory and legislative action; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this letter.  First Business Bank and 1st Pacific Bancorp expressly disclaim any obligation to update or revise any forward-looking statements found herein to reflect any changes in their expectations of results or any change in events.

Participants in a Solicitation

This letter does not constitute an offer to sell securities or a solicitation of an offer to buy and does not constitute solicitation material in respect of the proposed acquisition of 1st Pacific Bancorp by First Business Bank.  In connection with the proposed transaction, First Business Bank and 1st Pacific Bancorp will prepare a Proxy Statement/Prospectus containing all relevant disclosures which either will be filed with the SEC or, pursuant to an exemption, will be filed with the California Department of Corporations. SHAREHOLDERS OF 1st PACIFIC BANCORP AND FIRST BUSINESS BANK ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT 1st PACIFIC BANCORP AND FIRST BUSINESS BANK AND THE PROPOSED TRANSACTION. The Proxy Statement/Prospectus will be mailed to shareholders in advance of special meetings of shareholders that will be held to consider the proposed transaction.

First Business Bank, 1st Pacific Bancorp, and their directors, executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of First Business Bank and 1st Pacific Bancorp and their stock ownership of their respective institution will be included in the Proxy Statement/Prospectus, when it becomes available.